UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2007

ADVANCED LIFE SCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51436	30-0296543
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1440 Davey Road
	Woodridge, Illinois	60517
	(Address of principal executive offices)	(Zip Code)

(630) 739-6744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 12, 2007, Advanced Life Sciences Holdings, Inc. (the “Company”) filed an application to transfer the listing of the Company’s common stock from the NASDAQ Global Market to the NASDAQ Capital Market.  The Company would maintain its “ADLS” trading symbol on NASDAQ and the Company does not expect any interruption in the trading of its common stock.  The Company currently complies with the continued listing requirements of the NASDAQ Capital Market.  If the Company’s application for listing on the NASDAQ Capital Market is approved, the Company will no longer be subject to the continued listing requirements of the NASDAQ Global Market and will instead be subject to the continued listing requirements of the NASDAQ Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

Dated: September 14, 2007	By:	/s/ Michael T. Flavin
	Name:	Michael T. Flavin, Ph.D.
	Title:	Chairman and Chief Executive Officer